          WORLD MONITOR TRUST III SERIES G CLASS 1
                 Unaudited Account Statement
             For the Month Ending March 31, 2006





DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF MARCH 31, 2006 FOR WORLD MONITOR TRUST III SERIES G CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF MARCH 31, 2006 WAS $100.29, AN INCREASE OF +3.33% FROM THE FEBRUARY 28, 2006 VALUE OF $97.06. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES G CLASS 1 WAS AN INCREASE OF +3.92% AS OF MARCH 31, 2006.



                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                               $3,494.22
Change in Unrealized Gain/(Loss)                                                                          $17,751.36
Gain/(Loss) on Other Investments                                                                             $364.01
Brokerage Commission                                                                                        ($517.76)
                                                                                                        -------------
Total Trading Income                                                                                      $21,091.83

EXPENSES
Audit Fees                                                                                                     $0.00
Administrative and Legal Fees                                                                                $205.08
Management Fees                                                                                            $1,322.67
Offering Fees                                                                                                  $0.00
Incentive Fees                                                                                             $2,508.58
Other Expenses                                                                                             $1,911.91
                                                                                                        -------------
Total Expenses                                                                                             $5,948.24

INTEREST INCOME                                                                                            $1,815.94

NET INCOME(LOSS) FROM THE PERIOD                                                                          $16,959.53
                                                                                                        =============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                                      TOTAL             NAV PER UNIT
                                    Beginning of Month                          $509,576.03                   $97.06
                                    Addition                                     $10,000.00
                                    Withdrawal                                        $0.00
                                    Net Income/(Loss)                            $16,959.53
                                    -----------------                          ------------            -------------
                                    Month End                                   $536,535.56                  $100.29

                                    Monthly Rate of Return                            3.33%
                                    Year to Date Rate of Return                       3.92%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


            To the best of our knowledge and belief, the information
                        above is accurate and complete:

/s/ Kenneth A. Shewer                                 /s/ Marc S. Goodman
---------------------------                           --------------------------
Kenneth A. Shewer, Chairman                           Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series G Class 1

                    WORLD MONITOR TRUST III SERIES H CLASS 1
                           Unaudited Account Statement
                       For the Month Ending March 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF MARCH 31, 2006 FOR WORLD MONITOR TRUST III SERIES H CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF MARCH 31, 2006 WAS $101.46, A DECREASE OF -0.95% FROM THE FEBRUARY 28, 2006 VALUE OF $102.43. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES H CLASS 1 WAS AN INCREASE OF +3.88% AS OF MARCH 31, 2006.


                            STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                                 ($4,481.08)
Change in Unrealized Gain/(Loss)                                                                             ($5,281.11)
Gain/(Loss) on Other Investments                                                                                ($90.28)
Brokerage Commission                                                                                           ($497.20)
                                                                                                           -------------
Total Trading Income                                                                                        ($10,349.67)

EXPENSES
Audit Fees                                                                                                        $0.00
Administrative and Legal Fees                                                                                   $451.80
Management Fees                                                                                               $3,586.93
Offering Fees                                                                                                     $0.00
Incentive Fees                                                                                               ($2,717.60)
Other Expenses                                                                                                $4,649.73
                                                                                                           -------------
Total Expenses                                                                                                $5,970.86

INTEREST INCOME                                                                                               $4,615.49

NET INCOME(LOSS) FROM THE PERIOD                                                                            ($11,705.04)
                                                                                                           =============


                  STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                                        TOTAL              NAV PER UNIT
                                    Beginning of Month                          $1,226,921.84                   $102.43
                                    Addition                                      $104,828.26
                                    Withdrawal                                          $0.00
                                    Net Income/(Loss)                             ($11,705.04)
                                    --------------------------                  --------------             -------------
                                    Month End                                   $1,320,045.06                   $101.46

                                    Monthly Rate of Return                             -0.95%
                                    Year to Date Rate of Return                         3.88%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


            To the best of our knowledge and belief, the information
                        above is accurate and complete:

/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series H Class 1

                    WORLD MONITOR TRUST III SERIES I CLASS 1
                           Unaudited Account Statement
                       For the Month Ending March 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF MARCH 31, 2006 FOR WORLD MONITOR TRUST III SERIES I CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF MARCH 31, 2006 WAS $86.56, AN INCREASE OF +1.30% FROM THE FEBRUARY 28, 2006 VALUE OF $85.45. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES I CLASS 1 WAS A DECREASE OF -10.24% AS OF MARCH 31, 2006.


                            STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                              ($23,827.89)
Change in Unrealized Gain/(Loss)                                                                           $31,121.45
Gain/(Loss) on Other Investments                                                                                $6.29
Brokerage Commission                                                                                         ($332.97)
                                                                                                         -------------
Total Trading Income                                                                                        $6,966.88

EXPENSES
Audit Fees                                                                                                      $0.00
Administrative and Legal Fees                                                                                 $202.57
Management Fees                                                                                               $948.69
Offering Fees                                                                                                   $0.00
Incentive Fees                                                                                                  $0.00
Other Expenses                                                                                              $1,684.86
                                                                                                         -------------
Total Expenses                                                                                              $2,836.12

INTEREST INCOME                                                                                             $1,696.16

NET INCOME(LOSS) FROM THE PERIOD                                                                            $5,826.92
                                                                                                         =============


                  STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                                      TOTAL              NAV PER UNIT
                                    Beginning of Month                          $448,598.81                    $85.45
                                    Addition                                     $10,000.00
                                    Withdrawal                                        $0.00
                                    Net Income/(Loss)                             $5,826.92
                                    --------------------------                  ------------             -------------
                                    Month End                                   $464,425.73                    $86.56

                                    Monthly Rate of Return                            1.30%
                                    Year to Date Rate of Return                     -10.24%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


            To the best of our knowledge and belief, the information
                        above is accurate and complete:

/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series I Class 1

                    WORLD MONITOR TRUST III SERIES J CLASS 1
                           Unaudited Account Statement
                       For the Month Ending March 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF MARCH 31, 2006 FOR WORLD MONITOR TRUST III SERIES J CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF MARCH 31, 2006 WAS $96.74, AN INCREASE OF +1.22% FROM THE FEBRUARY 28, 2006 VALUE OF $95.57. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES J CLASS 1 WAS A DECREASE OF -0.66% AS OF MARCH 31, 2006.


                            STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                                ($651,171.91)
Change in Unrealized Gain/(Loss)                                                                           $1,354,179.12
Gain/(Loss) on Other Investments                                                                               $9,545.18
Brokerage Commission                                                                                         ($30,882.48)
                                                                                                           --------------
Total Trading Income                                                                                         $681,669.91

EXPENSES
Audit Fees                                                                                                         $0.00
Administrative and Legal Fees                                                                                 $17,491.56
Management Fees                                                                                              $110,851.88
Offering Fees                                                                                                      $0.00
Incentive Fees                                                                                                $38,240.35
Other Expenses                                                                                               $148,458.14
                                                                                                           --------------
Total Expenses                                                                                               $315,041.93

INTEREST INCOME                                                                                              $161,484.01

NET INCOME(LOSS) FROM THE PERIOD                                                                             $528,111.99
                                                                                                           ==============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                                         TOTAL              NAV PER UNIT
                                    Beginning of Month                          $43,281,680.47                    $95.57
                                    Addition                                     $2,115,035.76
                                    Withdrawal                                    ($167,195.53)
                                    Net Income/(Loss)                              $528,111.99
                                    --------------------------                  ---------------            --------------
                                    Month End                                   $45,757,632.69                    $96.74

                                    Monthly Rate of Return                               1.22%
                                    Year to Date Rate of Return                         -0.66%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


            To the best of our knowledge and belief, the information
                        above is accurate and complete:

/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series J Class 1